EXHIBIT 10.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of this 1st day of July 2013, by and between Mattersight Corporation, a Delaware Corporation (“Mattersight”) and David R. Gustafson, a resident of the State of Illinois (the “Employee”).

A. Mattersight and Employee are parties to that certain Executive Employment Agreement, dated as of May 23, 2012 (the “Agreement”), setting forth the terms and conditions of Employee’s employment with Mattersight.

B. The parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2. The first sentence of Section 1, Duties, is hereby deleted in its entirety and replaced with the following:

“The Company shall employ Employee as its Executive Vice President of Products and Marketing, reporting directly to the Company’s President and Chief Executive Officer, and Employee accepts such employment upon the terms and conditions herein.”

3. The first sentence of Section 3, Salary, is hereby deleted in its entirety and replaced with the following:

“For services rendered hereunder, the Company shall pay Employee a base salary at the per annum rate of $275,000, less standard payroll deductions and withholdings, and payable in accordance with the Company’s regular payroll schedule.”

4. The second sentence of Section 4, Bonus, is hereby deleted in its entirety and replaced with the following:

“Subject to and in accordance with the terms and conditions of such plan and this paragraph, upon achievement of all bonus-related goals and objectives set by the Board of Directors and/or the Chief Executive Officer for the Company and for Employee (the “Bonus Objectives”), Employee shall receive a cash bonus equal to or greater than $275,000 (“Target Bonus”), less standard payroll deductions and withholding as are applicable to similarly situated employees.”

5. The Agreement shall remain unmodified other than as expressly set forth herein and, as so modified, shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, Employee and the duly authorized officer of Mattersight have executed this Amendment as of the date set forth above.

Mattersight Corporation (“Company”)		David R. Gustafson (“Employee”)

By:	/s/ Mark Iserloth	/s/ David R. Gustafson
Title:	Vice President and Chief Financial Officer